Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made and entered into as of the 22nd day of October, 2010, by and between Lydall, Inc., a Delaware corporation (the “Company”), and Joseph K. Wilsted (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company and the Executive (the “Parties”) are parties have entered an Employment Agreement dated August 26, 2008 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement as set forth below relating to the employment of the Executive by the Company and/or one of its subsidiaries;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.1 Benefits Upon Termination Without Cause of For Good Reason (No Change of Control). Section 8 of the Agreement is amended by deleting the first sentence of paragraph (d) and substituting the following:

If the Executive elects to continue coverage under the Company’s health plan pursuant to COBRA, then for the period beginning on the date of the Executive’s termination of employment and ending on the earlier of (i) the date which is 12 months after the date of such termination of employment or (ii) the date the Executive becomes eligible for health insurance benefits under the group health plan of another employer, the Company will pay the Executive $             per month (based on the coverage selected by the Executive); provided, however, that until December 31, 2010, in lieu of such payment, the Company will pay the same percentage of the Executive’s premium for COBRA coverage for the Executive and, if applicable, his spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management generally.

1.2 Ratification of Agreement. Except as expressly modified hereby, all of the terms and conditions of the Agreement shall remain valid and binding on the parties and the parties hereby ratify and affirm such terms and conditions.

1.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the day and year indicated below.

Lydall, Inc.

By:	/s/ Dale G. Barnhart	10/22/10
	Dale G. Barnhart	Date
President and CEO

	/s/ Joseph K. Wilsted	10/22/10
	Joseph K. Wilsted	Date